Exhibit 99.1

News Release

Wabtec and Faiveley Transport Receive Expected Request for Additional Information from DOJ

WILMERDING, PA, Nov. 2, 2015 – Wabtec Corporation (NYSE: WAB) and Faiveley Transport S.A. (Euronext Paris: LEY) have each received a request for additional information (“second request”) from the United States Department of Justice (“DOJ”) in connection with Wabtec’s pending acquisition of approximately 51% of Faiveley Transport from the Faiveley family and followed by a tender offer for the company’s public shares. The second request is a standard part of the regulatory review process under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and was expected by Wabtec and Faiveley Transport.

The effect of the second request is to extend the waiting period imposed by the HSR Act until 30 days after Wabtec and Faiveley Transport have substantially complied with their respective request, unless that period is extended voluntarily by both parties or terminated sooner by the DOJ. Wabtec and Faiveley Transport will continue to cooperate fully with the DOJ as it reviews the proposed transaction. In addition to the expiration of the waiting period under the HSR Act, the transaction remains subject to other regulatory approvals, as well as other customary closing conditions.

Wabtec Corporation, with more than 13,000 employees in more than 20 countries and annual sales of about $3.3 billion, is a global provider of value-added, technology-based products and services for freight rail, passenger transit and other industrial segments. The company manufactures a range of products for locomotives, freight cars and passenger transit vehicles, new switcher and commuter locomotives and provides aftermarket services.

Faiveley Transport is a global supplier of high added value integrated systems for the railway industry. With more than 5,700 employees in 24 countries, Faiveley Transport generated sales of €1,048.4 million for the 2014/15 financial year. The Group supplies manufacturers, operators and railway maintenance bodies worldwide with the most comprehensive range of systems in the market: Energy & Comfort (air conditioning, power collectors and passenger information systems), Access & Mobility (passenger access systems and platform doors), Brakes & Safety (braking systems and couplers) and Services.

News Release

Forward-Looking Statements

Statements contained in this press release which are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements and certain information contained in the release involve risks and uncertainties that could result in actual results differing materially from expected results, including Wabtec’s proposed acquisition of Faiveley Transport, which is subject to regulatory and other conditions, the timing of the transaction and benefits expected to be derived therefrom. Forward-looking statements represent Wabtec’s expectations and beliefs concerning future events, based on information available to Wabtec as of the date of this release. Wabtec undertakes no obligation to publicly update and revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release. Additional information regarding these and other factors is contained in Wabtec’s SEC filings, including without limitation Wabtec’s Form 10-K and Form 10-Q filings.

Certain Legal Matters

This communication is not intended to, and does not, constitute, represent or form part of any offer, invitation or solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities whether pursuant to this press release or otherwise.

The distribution of this communication in jurisdictions outside the U.S. or France may be restricted by law or regulation and therefore any person who comes into possession of this communication should inform themselves about, and comply with, such restrictions. Any failure to comply with such restrictions may constitute a violation of the securities laws or regulations of any such relevant jurisdiction.

Faiveley Transport is incorporated in France and listed on Euronext Paris and any offer for its securities will be subject to French disclosure and procedural requirements, which differ from those that are applicable to offers conducted solely in the U.S., including with respect to withdrawal rights, offer timetable, settlement procedures and timing of payments. The transactions described above will be structured to comply with French and U.S. securities laws and regulations applicable to transactions of this type.

No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.